Exhibit 99.1
Caris Life Sciences Reports Second Quarter 2025 Financial Results
IRVING, Texas, August 12, 2025— Caris Life Sciences, Inc. (Nasdaq: CAI), a leading, patient centric, next-generation AI TechBio company, today reported financial results for the quarter ended June 30, 2025.
Second Quarter 2025 Financial Highlights
•Reported total revenue of $181.4 million, an increase of 81.3% over the corresponding prior year period.
•Completed 50,032 clinical therapy selection cases, an increase of 22.0% over corresponding prior year period.
•Reported gross margin of 62.7%, a 2,514 bps improvement over corresponding prior year period.
•Reported net loss of $71.8 million, including $37.1 million of one-time expense associated with the conversion of redeemable convertible preferred stock, warrants and convertible notes from the initial public offering.
•Achieved positive Adjusted EBITDA of $16.7 million.
•Achieved positive net cash flow from operating activities of $7.3 million, and positive free cash flow of $5.9 million.
“Our second quarter results show the strength of our comprehensive approach and we look forward to continuing to build on this momentum into the second half of 2025,” said David D. Halbert, Founder, Chairman and CEO of Caris Life Sciences.
Recent Operating Highlights
•Surpassed 900,000+ proﬁles and 600,000+ total matched proﬁles.
◦529,000+ Whole Exome and 580,000+ Whole Transcriptome proﬁles.
•Welcomed LSU LCMC Health Cancer Center as the 97th member of the Caris Precision Oncology Alliance.
•Published landmark Caris Assure platform paper:
◦Validation of an AI-enabled exome/transcriptome liquid biopsy platform for early detection, MRD, disease monitoring, and therapy selection for solid tumors
•Published a study evaluating the largest real-world cohort of tissue-agnostic indications:
◦Real-world evidence provides clinical insights into tissue-agnostic therapeutic approvals
•Published original data in the New England Journal of Medicine independently validating findings on tumor-infiltrating clonal hematopoiesis (TI-CH).
•Published manuscript on development and validation of proprietary GPSai.
◦GPSai: A clinically validated AI tool for tissue of origin prediction during routine tumor profiling
•Raised $159.4 million in net proceeds from the pre-IPO financing on April 1, 2025 and $519.5 million in net proceeds from initial public offering in June 2025.

Second Quarter 2025 Summary Financial Results

(amounts in thousands, except case volume, average selling price (“ASP”) and per share data)

	Q2 2025	Q2 2024	% Change Y/Y

Total revenue	$181,398	$100,049	81.3%
Molecular profiling services	162,924	87,656	85.9%
Pharma research & developmental services	18,474	12,393	49.1%

Total clinical case volume	50,032	40,998	22.0%
MI Profile for therapy selection volume	42,886	36,426	17.7%
Caris Assure for therapy selection volume	7,146	4,572	56.3%

Total clinical ASP	$3,256	$2,138	52.3%
MI Profile for therapy selection ASP	3,379	2,207	53.1%
Caris Assure for therapy selection ASP	2,519	1,587	58.7%

Total gross margin	62.7%	37.5%	25.2%
Total operating expenses	$131,674	$104,565	25.9%
Total loss from operations	$(17,989)	$(67,011)	73.2%
Net loss	$(71,790)	$(66,186)	(8.5)%
Net loss per share attributable to common shareholders, basic and diluted	$(7.97)	$(2.54)	(213.8)%
Net cash provided by (used in) operating activities	$7,288	$(62,926)	111.6%

Non-GAAP measures(1)
Adjusted EBITDA	$16,713	$(50,916)	132.8%
Free cash flow	$5,902	$(65,514)	109.0%

Consolidated balance sheet data	June 30, 2025	December 31, 2024	Change
Cash, cash equivalents, restricted cash and marketable securities	$724,936	$70,229	$654,707
Total outstanding debt, net of debt discounts	$373,706	$379,528	$(5,822)
________________________________
(1) See “Non-GAAP Measures” below.
Second Quarter 2025 Financial Results
Total revenue was $181.4 million for the three months ended June 30, 2025, compared to $100.0 million for the three months ended June 30, 2024, an increase of $81.3 million, or 81.3%.
The increase in total revenue was driven primarily by an 85.9% growth in molecular profiling services revenue, which was $162.9 million for the three months ended June 30, 2025, compared to $87.7 million for the three months ended June 30, 2024. The increase in molecular profiling services revenue was primarily driven by an increase in total clinical case volume and ASP improvements across both therapy selection solutions.

Gross profit, calculated as total revenue less cost of services, for the three months ended June 30, 2025 and 2024, was $113.7 million and $37.6 million, respectively, representing a gross margin of 62.7% and 37.5%, respectively.
Operating expenses were $131.7 million for the three months ended June 30, 2025, compared to $104.6 million for the three months ended June 30, 2024, an increase of $27.1 million, or 25.9%. The increase was primarily driven by increased stock-based compensation expense and headcount-related costs.
Net loss was $71.8 million for the three months ended June 30, 2025, which includes $37.1 million one-time expense associated with the conversion of redeemable convertible preferred stock, warrants and convertible notes from the initial public offering, as compared to $66.2 million for the three months ended June 30, 2024. Net loss per share attributable to common shareholders, basic and diluted which includes a one-time deemed dividend of $384.4 million and one-time adjustments of redeemable convertible stock to redemption value of $61.0 million, was $7.97 per share for the three months ended June 30, 2025, as compared to $2.54 per share for the three months ended June 30, 2024.
Net cash provided by operating activities was $7.3 million for the three months ended June 30, 2025, as compared to net cash used in operating activities of $62.9 million for the three months ended June 30, 2024, a 111.6% improvement. The improvement was driven by improved reimbursement from molecular profiling services, including one-time catch up payments of $35.6 million related to first quarter 2025 MI Cancer seek cases.
2025 Financial Outlook and Guidance
Caris Life Sciences expects full year 2025 revenue to be in the range of $675.0 million to $685.0 million, representing growth of 64% to 66% compared to full year 2024. Clinical therapy selection volume is expected to be in the growth range of 19% to 21% compared to full year 2024.
Conference Call Information

Event:	Caris Second Quarter 2025 Financial Results Conference Call
Date:	Tuesday, August 12, 2025
Time:	3:30 p.m. CT (4:30 p.m. ET)
Webcast Link:	https://edge.media-server.com/mmc/p/hfsyg967
Accompanying materials will be posted on our investor relations website at https://investor.carislifesciences.com prior to the conference call. A replay of the conference call will be available on our investor relations website shortly after the conclusion of the call.
About Caris Life Sciences
Caris Life Sciences® (Caris) is a leading, patient-centric, next-generation AI TechBio company and precision medicine pioneer that is actively developing and commercializing innovative solutions to transform healthcare. Through comprehensive molecular profiling (Whole Exome and Whole Transcriptome Sequencing) and the application of advanced AI and machine learning algorithms at scale, Caris has created the large-scale, multimodal clinico-genomic database and computing capability needed to analyze and further unravel the molecular complexity of disease. This convergence of next-generation sequencing, AI and machine learning technologies, and high-performance computing provides a differentiated platform to develop the latest generation of advanced precision medicine diagnostic solutions for early detection, diagnosis, monitoring, therapy selection and drug development.

We intend to use the investor page of our website, https://investor.carislifesciences.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post on our investor webpage may be deemed material. Accordingly, investors should subscribe to our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding our business, solutions, plans, objectives, goals, industry trends, financial outlook and guidance. In some cases forward-looking statements can be identified by words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “potential,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or similar expressions.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in these forward-looking statements are reasonable based on information currently available to us, we cannot guarantee that the future results, discoveries, levels of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond our control. Risks and uncertainties that could cause our actual results to differ materially from those indicated or implied by the forward-looking statements in this press release include, among other things: developments in the precision medicine industry; our future financial performance, results of operations or other operational results or metrics; development, validation and timing of future solutions; commercial market acceptance for our solutions and our ability to meet resulting demand; the rapidly evolving competitive environment in which we operate; third-party payer reimbursement and coverage decisions related to our solutions; our ability to protect and enhance our intellectual property; regulatory requirements, decisions or approvals (including the timing and conditions thereof) related to our solutions; reliance on third-party suppliers; our compliance with laws and regulations; the outcome of government investigations and litigation; risks related to our substantial indebtedness; and our ability to hire and retain key personnel as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in the prospectus filed with the Securities and Exchange Commission on June 20, 2025 in connection with our initial public offering, as updated in our Quarterly Report on Form 10-Q filed on or about August 12, 2025, and in our other filings we make with the SEC from time to time. We undertake no obligation to update any forward-looking statements to reflect changes in events, circumstances or our beliefs after the date of this press release, except as required by law.
Non-GAAP Measures
We use Adjusted EBITDA and free cash flow, financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), to supplement our condensed consolidated financial statements, which are presented in accordance with GAAP. We believe the non-GAAP financial measures we use, are useful in evaluating our performance and liquidity. Our non-GAAP financial measures have limitations as analytical tools, however, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

We define Adjusted EBITDA as net loss, adjusted to exclude interest income, interest expense, changes in fair value of financial instruments, other expense, net, the provision for (benefit from) income taxes, depreciation and amortization, and stock-based compensation expense. We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
We define free cash flow as net cash used in operating activities less purchases of property and equipment. We believe free cash flow is a useful measure of liquidity that provides an additional basis for assessing our ability to generate cash. A reconciliation of the non-GAAP financial measures used in this press release to the respective comparable GAAP financial measures, can be found below.
Caris Life Sciences Media:
Corporate Communications
CorpComm@CarisLS.com
214.294.5606

Investor Relations:
Narendra Chokshi
Senior Vice President, Corporate Development
nchokshi@carisls.com
917.689.3511

Caris Life Sciences, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

(amounts in thousands, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue:
Molecular profiling services	$162,924	$87,656	$277,006	$160,890
Pharma research and development services	18,474	12,393	25,308	19,837
Total revenue	181,398	100,049	302,314	180,727
Costs and operating expenses:
Cost of Services - Molecular profiling services	65,321	59,431	126,215	112,324
Cost of Services - Pharma research and development services	2,392	3,064	5,350	4,732
Selling and marketing expense	42,260	38,710	82,089	78,319
General and administrative expense	64,367	41,068	116,486	85,422
Research and development expense	25,047	24,787	48,114	59,164
Total costs and operating expenses	199,387	167,060	378,254	339,961
Loss from operations	(17,989)	(67,011)	(75,940)	(159,234)
Other income (expense), net:
Interest income	1,618	2,640	2,121	4,408
Interest expense	(19,208)	(13,674)	(31,990)	(22,964)
Changes in fair value of financial instruments	(17,870)	12,000	(50,203)	936
Other expense, net	(18,341)	(141)	(18,358)	(360)
Total other income (expense), net	(53,801)	825	(98,430)	(17,980)
Loss before income taxes and provision for income taxes	(71,790)	(66,186)	(174,370)	(177,214)
Provision for income taxes	—	—	—	—
Net loss	(71,790)	(66,186)	(174,370)	(177,214)
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	—	—	—	7
Foreign currency translation adjustments	424	92	459	100
Comprehensive loss	(71,366)	(66,094)	(173,911)	(177,107)

Net loss attributable to common shareholders:
Net loss	(71,790)	(66,186)	(174,370)	(177,214)
Deemed dividend from Series D redeemable convertible preferred stock	(384,436)	—	(384,436)	—
Adjustments of redeemable convertible preferred stock to redemption value	(60,971)	(23,594)	(85,433)	(46,707)
Net loss attributable to common shareholders	$(517,197)	$(89,780)	$(644,239)	$(223,921)

Net loss per share attributable to common shareholders, basic and diluted	$(7.97)	$(2.54)	$(12.80)	$(6.34)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	64,918,988	35,371,424	50,348,947	35,342,180

Caris Life Sciences, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(amounts in thousands, except share data)	As of June 30,	As of December 31,
	2025	2024

Assets
Current assets:
Cash, cash equivalents, and restricted cash	$720,444	$65,442
Short-term marketable securities	2,249	2,201
Accounts receivable	50,889	88,244
Supplies	40,613	39,572
Prepaid expenses and other current assets	19,124	20,270
Total current assets	833,319	215,729
Property and equipment, net	61,315	67,817
Goodwill	19,344	19,344
Other assets	41,080	40,844
Total assets	$955,058	$343,734
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	$28,728	$27,791
Accrued expenses and other current liabilities	61,357	77,542
Current portion of indebtedness	95	60,090
Total current liabilities	90,180	165,423
Long-term indebtedness, net of debt discounts	373,611	319,438
Warrant liabilities	—	91,642
Other long-term liabilities	38,363	44,418
Total liabilities	502,154	620,921
Commitments and contingencies
Redeemable convertible preferred stock:
Series A preferred stock, par value $0.001: no and 490,000,000 shares authorized as of June 30, 2025 and December 31, 2024; no and 485,795,293 shares issued and outstanding as of June 30, 2025 and December 31, 2024; and $296,335 aggregate liquidation preference as of December 31, 2024	—	709,261
Series B preferred stock, par value $0.001: no and 30,000,000 shares authorized as of June 30, 2025 and December 31, 2024; no and 29,629,630 shares issued and outstanding as of June 30, 2025 and December 31, 2024; and $16,000 aggregate liquidation preference as of December 31, 2024	—	42,963
Series C preferred stock, par value $0.001: no and 142,000,000 shares authorized as of June 30, 2025 and December 31, 2024; no and 116,200,835 shares issued and outstanding as of June 30, 2025 and December 31, 2024; $408,715 aggregate liquidation preference as of December 31, 2024	—	408,715
Series D preferred stock, par value $0.001: no and 102,600,000 shares authorized as of June 30, 2025 and December 31, 2024; no and 102,516,283 shares issued and outstanding as of June 30, 2025 and December 31, 2024; and $1,060,712 aggregate liquidation preference as of December 31, 2024	—	1,060,712
Redeemable convertible preferred stock	—	2,221,651
Shareholders' equity (deficit):
Preferred stock, $0.001 par value per share; 100,000,000 and no shares authorized as of June 30, 2025 and December 31, 2024, respectively; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock $0.001 par value; 2,800,000,000 and 1,150,000,000 shares authorized as of June 30, 2025 and December 31, 2024, respectively; 282,711,176 and 36,686,819 shares issued as of June 30, 2025 and December 31, 2024, respectively; 281,090,538 and 36,504,319 shares outstanding as of June 30, 2025 and December 31, 2024, respectively; shares issued and outstanding include 43,605 and 662,000 unvested shares subject to repurchase as of June 30, 2025 and December 31, 2024, respectively	282	38
Treasury stock at cost, 1,620,638 and 182,500 shares of common stock as of June 30, 2025 and December 31, 2024, respectively	(16,917)	(330)
Additional paid-in capital	3,123,888	—
Related party promissory note receivable	—	(26,456)
Accumulated deficit	(2,655,018)	(2,472,300)
Accumulated other comprehensive income	669	210
Total shareholders' equity (deficit)	452,904	(2,498,838)
Total liabilities, redeemable convertible preferred stock, and shareholders' equity (deficit)	$955,058	$343,734

Caris Life Sciences, Inc.
Condensed Consolidated Statement of Cash Flows
(unaudited)

(amounts in thousands)	Six Months Ended June 30,
	2025	2024

Cash flows from operating activities
Net loss	$(174,370)	$(177,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,454	29,315
Stock-based compensation expense	42,984	8,943
Non-cash operating lease expense	2,936	2,888
Amortization of debt discounts	9,700	3,322
Changes in fair value of financial instruments	50,203	(937)
Loss on debt extinguishment	17,930	—
Other	1,231	2,133
Changes in operating assets and liabilities:
Accounts receivable	37,040	(16,904)
Supplies	(2,621)	7,504
Prepaid expenses and other current assets	(2,265)	(1,383)
Other assets	334	430
Accounts payable	(1,925)	2,623
Accrued expenses and other liabilities	(18,681)	2,429
Net cash used in operating activities	(24,050)	(136,851)

Cash flows from investing activities
Maturities of marketable securities	—	61,376
Purchases of property and equipment	(4,075)	(4,326)
Net cash provided by (used in) investing activities	(4,075)	57,050

Cash flows from financing activities
Payments made on finance lease obligations	(44)	(110)
Proceeds from exercise of stock options	2,624	603
Payment of taxes withheld from net settlement of exercised options	(1,658)	—
Payment of deferred offering costs	(2,045)	(492)
Proceeds from the 2023 term loan, net of issuance costs	—	199,978
Purchase of treasury stock	(22)	—
Issuance of Series E Preferred Stock, net of issuance costs	87,637	—
Issuance of Series F Preferred Stock, net of issuance costs	33,601	—
Issuance of the 2025 Convertible Notes, net of issuance costs	27,865	—
Issuance of the 2025 Warrants	10,270	—
Payments from 2023 term loan amendment fee	(4,000)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	528,459	—
Net cash provided by financing activities	682,687	199,979

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	97	13
Net increase in cash, cash equivalents, and restricted cash	654,659	120,191

Cash, cash equivalents, and restricted cash at beginning of period	68,028	60,007
Cash, cash equivalents, and restricted cash at end of period	$722,687	$180,198

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)

(amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net loss	$(71,790)	$(66,186)	$(174,370)	$(177,214)
Interest income	(1,618)	(2,640)	(2,121)	(4,408)
Interest expense	19,208	13,674	31,990	22,964
Changes in fair value of financial instruments	17,870	(12,000)	50,203	(936)
Other expense, net	18,341	141	18,358	360
Provision for income taxes	—	—	—	—
Depreciation and amortization expense	6,409	11,610	13,454	29,315
Stock-based compensation expense	28,293	4,485	42,984	8,943
Adjusted EBITDA	$16,713	$(50,916)	$(19,502)	$(120,976)

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
(unaudited)

(amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net cash provided by (used in) operating activities	$7,288	$(62,926)	$(24,050)	$(136,851)
Less: purchases of property and equipment	(1,386)	(2,588)	(4,075)	(4,326)
Free cash flow	$5,902	$(65,514)	$(28,125)	$(141,177)